Joint Filing Agreement

Palisade Private Partnership, L.P., Palisade Private Holdings, LLC, Palisade Capital Management, L.L.C. and Steven E. Berman hereby agree that the Schedule 13D to which this agreement is attached is filed on behalf of each of them.

Dated as of: May 17, 2006

PALISADE PRIVATE PARTNERSHIP, L.P.

By: Palisade Private Holdings, LLC, General Partner

/s/ Steven E. Berman

Steven E. Berman, Managing Member

PALISADE PRIVATE HOLDINGS, LLC

/s/ Steven E. Berman

Steven E. Berman, Managing Member

PALISADE CAPITAL MANAGEMENT, L.L.C.

/s/ Steven E. Berman

Steven E. Berman

/s/ Steven E. Berman

Steven E. Berman